UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Titan Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

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On June 29, 2020, the following information was disclosed by Titan Pharmaceuticals, Inc. (the “Company” or “Titan”) in a Current Report on Form 8-K furnished to the Securities and Exchange Commission (the “SEC”):

A special meeting of the stockholders of the Company (the “Special Meeting”) was scheduled for June 30, 2020, for the sole purpose of seeking approval of a proposal to amend Titan’s certificate of incorporation to increase the number of authorized shares of common stock (the “Amendment”). Every stockholder vote is important and in order to allow for additional voting on the Amendment, the Chairman determined, in his discretion, to adjourn the Special Meeting until Thursday, July 16, 2020, at 9:00 a.m. Pacific Standard Time.

The Amendment requires the favorable vote of a majority of the Company’s outstanding shares of common stock as of May 22, 2020, the record date for the Special Meeting (the “Record Date”). On the Record Date, there were 95,660,355 shares of common stock outstanding. Accordingly, the affirmative vote of holders of at least 47,830,178 shares is necessary to implement the Amendment.

The Company recently announced a co-promotion partnership for commercialization of its Probuphine® (buprenorphine) implant that focuses on countrywide multichannel digital marketing programs to rapidly expand product awareness and help increase the use of Probuphine for the treatment of Opioid Use Disorder in eligible patients. While the partner will bear the bulk of the expenses for this program, the Company is committed to providing a portion of the funds during the first two years. As previously disclosed, the Company’s current cash resources are only sufficient to fund its operations through the third quarter of this year and Titan has only about 5 million authorized shares remaining, which is insufficient to undertake the financings necessary to fund the Company’s operations beyond the next three months. Approval of the Amendment is critical to enable Titan to continue its commercial operations to expand sales of Probuphine® and fund other product development efforts over the next few years.

The resumed meeting can be attended using the same access information that was used initially for the Special Meeting, the details of which are set forth in the Definitive Proxy Statement filed with the SEC on May 25, 2020. The fastest and easiest way to vote is to call 866-619-4651 and speak with a proxy voting specialist Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.